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                                                                   EXHIBIT 10.13
                              STANDSTILL AGREEMENT

         This STANDSTILL AGREEMENT dated as of March 19, 1996 (this "Standstill Agreement") is entered into by and among Medical Imaging Centers of America, Inc., a California corporation ("MICA"), Keith R. Burnett, Robert S. Muehlberg, Denise L. Sunseri and Robert G. Ricci, on the one hand, and Arrowhead Holdings Corporation, a Delaware corporation ("Arrowhead"), on the other hand.

         WHEREAS, MICA, Steel Partners II, L.P., a Delaware limited partnership ("Steel") and certain other persons are party to that certain Agreement of Compromise and Settlement dated as of the date hereof (the "Settlement Agreement");

         WHEREAS, the Settlement Agreement contemplates that contemporaneously with the execution of the Settlement Agreement, the parties hereto will execute this Standstill Agreement.

         FOR AND IN CONSIDERATION of the mutual covenants contained herein, the parties, intending to be legally bound hereby, agree as follows:

         1. Certain Defined Terms . As used in this Standstill Agreement, the following terms (whether or not capitalized) shall have the following meanings:

         "Action" means Medical Imaging Centers of America, Inc. v. Lichtenstein, et al., Case No. 96-0039B (AJB) filed in the United States District Court for the Southern District of California.

         "Auction Period" means the period commencing with the date hereof and ending with the earlier to occur of (i) in the event that MICA has not made a public announcement stating that an agreement has been reached with respect to an Auction Transaction prior to June 19, 1996 (the third monthly anniversary of the date hereof), the close of business on such date, (the date of such public announcement shall be referred to herein as the "Announcement Date"), (ii) in the event a definitive agreement (the "Definitive Agreement") relating to an Auction Transaction is not entered into prior to the earlier to occur of (A) 30 days after the Announcement Date and (B) July 19, 1996 (the fourth monthly anniversary of the date hereof) (the earlier of such dates, the "Definitive Agreement Date"), the close of business on the Definitive Agreement Date, (iii) in the event an Auction Transaction is not consummated prior to the close of business on the Consummation Date, the close of business on the Consummation Date and (iv) the effective date, if any, of the resignation of Mr. Robert S. Muehlberg from the Board or as an employee or officer of MICA.



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         "Auction Process" means the auction process described in Section 5 of the Settlement Agreement.

         "Auction Transaction" means a Sale Transaction recommended by the Board pursuant to the Auction Process.

         "Board" means the Board of Directors of MICA.

         "Common Stock" means the common stock, no par value, of MICA.

         "Consummation Date" means November 19, 1996 (the eighth monthly anniversary of the date hereof), provided that if on such date, the parties to an Auction Transaction are working in good faith to complete an Auction Transaction but are unable to do so as a result of any undue delay resulting from any governmental regulatory process which is required as a condition to consummate the Auction Transaction, the Consummation Date shall be extended until the ninth monthly anniversary of the date hereof.

         "Effective Date" means March 19, 1996.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Financial Advisor" means Batchelder & Partners, Inc.

         "MICA Securities" means any securities issued by MICA or any of its direct or indirect subsidiaries, including the Common Stock and any other debt or equity securities of MICA or any of its direct or indirect subsidiaries that are outstanding as of the date hereof or may hereafter be issued.

         "Parties" mean MICA and Arrowhead.

         "Person" means any individual, corporation, association, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, estate, other entity or organization or group.

         "Sale Transaction" means any transaction, whether by tender offer, merger or otherwise, and whether for cash or securities of the other party to the Sale Transaction, pursuant to which MICA will be sold, merged or combined with another entity if as a result thereof the shareholders of MICA immediately prior to such transaction would own less than 50% of the voting equity on a fully diluted basis of the merged or combined entity immediately after the consummation of the Sale Transaction or any comparable or similar type transaction which would not constitute an "ownership change" within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended.




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         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Solicitation Action" means any of the following: (i) giving notice pursuant to MICA's By-Laws of an intention to nominate directors, or cause the taking of any other action by MICA, at a meeting of shareholders or by consent;
(ii) filing with the SEC any proxy or consent solicitation materials (whether preliminary, definitive or as described in Rule 14a-11 or 14a-12 under the Exchange Act) with respect to such meeting or consent; (iii) mailing or otherwise disseminating to shareholders any such solicitation materials; (iv) otherwise engaging in a solicitation of proxies or consents with respect to such meeting or consent; (v) nominating at such meeting candidates for election as directors; (vi) engaging in or taking any of the other actions set forth in
Section 4(c) hereof; or (vii) casting votes or ballots at such meeting or by consent pursuant to proxies or consents so solicited (but the term "Solicitation Action" shall not include the casting of votes or ballots by the Arrowhead with respect to shares of Common Stock beneficially owned by it so long as Arrowhead has not engaged in or taken any of the actions specified in clauses (i) through
(vi) above).

         "Transaction" means any business combination involving MICA, including without limitation an acquisition, merger, spin-off, spin-out, consolidation, tender offer, share exchange or exchange offer.

         "Voting Securities" means any capital stock of MICA having the right to vote in the election of directors, plus convertible securities, options, warrants or rights that may be converted, exchanged or exercised to acquire such stock; and excludes preferred stock having no voting rights in the election of directors other than a normal and customary right to elect a specified number of directors in the event of a default in the payment of interest.

         The terms "participant," "proxy" and "solicitation" shall be used as defined in Regulation 14A under the Exchange Act (whether or not the pertinent securities are subject to Regulation 14A). The terms "beneficial ownership" and "group" shall be used as defined in Regulation 13D-G under the Exchange Act. The terms "affiliate" and "associate" shall be used as defined in Rule 12b-2 under the Exchange Act.

         2. Representations and Warranties of Arrowhead . Arrowhead represents and warrants to MICA as follows:

         (a) It has the requisite legal power and authority to execute, deliver and carry out this Standstill Agreement and has taken all necessary legal action to



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authorize the execution, delivery and performance of this Standstill Agreement and the transactions contemplated hereby.

         (b) This Standstill Agreement has been duly and validly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

         (c) Neither Arrowhead nor any of its affiliates beneficially owns, or has any direct, indirect or contingent pecuniary interest in, any MICA Securities other than as disclosed in Schedule 1 hereto.

         (d) Neither Arrowhead nor any of its affiliates is a member of any group with respect to MICA Securities and there are no other persons who are part of such a group with it or any of its affiliates, except as MICA has alleged in the Action and, to the extent Arrowhead may be part of a group with Steel and its affiliates.

         3. Representations and Warranties of MICA . MICA represents and warrants to Arrowhead as follows:

         (a) MICA is duly organized and validly existing and in good standing under the laws of the State of California, has the requisite corporate power and authority to execute, deliver and carry out this Standstill Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Standstill Agreement and the transactions contemplated hereby.

         (b) This Standstill Agreement has been duly and validly authorized, executed and delivered by MICA and constitutes its valid and binding obligation, enforceable against MICA in accordance with its terms.

         4. Restrictions on Purchase and Sale of MICA Securities and Certain Other Actions . Arrowhead agrees that it will not, and it will cause its respective affiliates not to, except as specified in Section 7(n) and pursuant to the Auction Process, without the prior written consent of MICA, for a period commencing on the date hereof and ending at the close of business of the last day of the Auction Period:

         (a) (i) acquire, offer to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of MICA Securities (or any direct or indirect rights, options or warrants for any MICA Securities) or (ii) encourage any Person to acquire, or advise any Person with respect to the acquisition or proposed acquisition of MICA Securities;

         (b) knowingly sell or otherwise convey in a transaction other than an open market transaction (either singly or collectively) MICA Securities to a single



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Person or group which owns more than 5% of the then currently outstanding MICA
Securities or, as a result of such sale will own more than 5% of MICA's then currently outstanding Securities;

         (c) solicit, or encourage any other Person to solicit, or advise any Person with respect to the solicitation of, proxies or consents with respect to any MICA Securities, or become a participant or otherwise engage in any solicitation of proxies or consents (A) with respect to any matter submitted or to be submitted to the vote of the holders of any MICA Securities at any annual or special meeting or by written consent, including, without limitation, with respect to the election of directors of MICA in opposition to the nominees recommended by the Board or otherwise for the purpose of acquiring control of the Board or management of MICA, or (B) for the purpose of calling a special meeting of MICA's shareholders or the holders of any MICA Securities; or advise or seek to advise any Person with respect to the voting of any MICA Securities; or submit, or encourage any other Person to submit, or advise or assist any Person with respect to the submission of, any nominations or proposals to MICA or to the holders of MICA Securities for consideration by its shareholders or the holders of any MICA Securities at any annual or special meeting of such holders or in any action to be taken by written consent pursuant to MICA's articles of incorporation or bylaws, Rule 14a-8 under the Exchange Act, the provisions of any document governing the terms of any such MICA Securities or governing the rights of the holders thereof, or otherwise; engage in any Solicitation Action; or otherwise take any action to request a special meeting of the holders of any MICA Securities;

         (d) deposit any MICA Securities in a voting trust or subject them to a voting agreement or other agreement or arrangement of similar effect or otherwise join or form a partnership, limited partnership, syndicate or other group (except insofar as a group consisting solely of Steel and Arrowhead is alleged to exist by MICA at the date hereof) for the purpose of acquiring, holding, voting or disposing of any MICA Securities;

         (e) engage in, or offer, agree or propose to engage in, any Transaction; or arrange, or in any way participate, directly or indirectly, in any financing for any Transaction or for the purchase by any person of any MICA Securities or any assets of MICA;

         (f) otherwise act alone or in concert with others to seek representation on the Board or to acquire control of MICA or any of its securities or assets;

         (g) request any amendment or waiver of any of the terms of this Standstill Agreement (other than a request to discuss its position with participants in the Auction Process);



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         (h) institute, prosecute or pursue against MICA (or any of its officers, directors, representatives, trustees, employees, attorneys, advisors, agents, affiliates or associates) (a) any claim with respect to any action hereafter duly approved by the Board or (b) any claim on behalf of a class of holders of MICA's Securities;

         (i) publicly oppose any duly authorized Board action or recommendation; and

         (j) assist or advise, or enter into any agreement or arrangement to assist or advise any other person in taking any action referenced in any of paragraphs (a) through (i) above.

         Nothing contained in this Section 4 shall prohibit Arrowhead from casting votes or ballots with respect to shares of Common Stock beneficially owned by it so long as Arrowhead has not engaged in or taken any of the actions specified in clauses (a) through (j) above.

         5. Redemption of Rights; Amendments to Certain Severance Packages . Effective as of the Effective Date, MICA shall redeem all outstanding rights issued pursuant to the Rights Agreement dated as of October 2, 1991, between MICA and Union Bank, as amended (with a record date for such redemption on the close of business on the date ten days after the public announcement of such redemption).

         6. Mutual Releases . For and in consideration of the agreements contained herein, the Parties hereto release one another as follows:

         (a) Arrowhead . Arrowhead, on behalf of itself and of all its affiliates, successors and assigns ("related parties"), hereby releases, acquits and forever discharges MICA, together with its present and former affiliates, officers, directors, employees, agents, advisors, attorneys, successors and assigns, of and from any and all claims, causes of action (whether at law or equity), demands, expenses and damages which Arrowhead or its related parties may have had, or may now have, or may hereafter have (whether through operation of law, assignment or subrogation), from the beginning of time to the Effective Date, real or suspected, known or unknown, actual or contingent, direct or derivative, excepting only any action, cause of action or suit arising by virtue of the breach of this Standstill Agreement.

         (b) MICA . MICA, on behalf of itself and all of its affiliates, successors and assigns ("related parties"), hereby releases, acquits and forever discharges Arrowhead, together with its present and former affiliates, officers, directors, employees, agents, attorneys, successors and assigns, of and from any and all claims, causes of action (whether at law or equity), demands, expenses and damages which MICA may have had, or may now have, or may hereafter have (whether through



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operation of law, assignment or subrogation), from the beginning of time to the
Effective Date, real or suspected, known or unknown, actual or contingent, direct or derivative, excepting only any action, cause of action or suit arising by virtue of the breach of this Standstill Agreement.

With respect to each of the releases set forth above, each person or entity granting or receiving such a release (i) agrees that such releases do not preclude any Party hereto from seeking to enforce any undertaking or promise contained in this Standstill Agreement or from seeking redress for the breach of any representation or warranty contained in this Standstill Agreement; (ii) agrees not to challenge, and shall use its best efforts to cause each of its affiliates, associates and representatives not to challenge, the validity of any provisions of this Standstill Agreement; and (iii) expressly waives all rights and benefits each may have under and by virtue of the terms of Section 1542 of the California Civil Code, which provides as follows:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Except as may be otherwise required by law, Arrowhead will not encourage or cooperate with plaintiffs in any derivative, class action or shareholder litigation related to MICA or its directors with respect to any claim released hereunder. Except as may be otherwise required by law, MICA will not encourage or cooperate with plaintiffs in any pending or subsequently initiated derivative, class action or shareholder litigation related to MICA to which Arrowhead is a party, with respect to any claim released hereunder. In the event that any part of this Standstill Agreement is temporarily, preliminarily or permanently enjoined or restrained by a court of competent jurisdiction, the Parties hereto shall use their reasonable best efforts to cause any such injunction or restraining order to be vacated or dissolved or otherwise declared or determined to be of no further force or effect.

         7. Miscellaneous.

         (a) No Admission of Liability or Wrongdoing . This Standstill Agreement and any proceedings taken hereunder are not and shall not in any way be construed as or deemed to be evidence of any admission or concession on the part of any Party of any liability or wrongdoing whatsoever, which liability and wrongdoing are hereby expressly denied and disclaimed by each of the Parties.



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         (b) No Duress, Etc. The Parties agree that this Standstill Agreement is entered into without duress, in good faith and for sufficient consideration, and that it is fair, just and reasonable to all Parties.

         (c) Full Knowledge, Independent Advice, Etc. This Standstill Agreement is entered into with full knowledge of any and all rights which the Parties may have by reason of the pending litigation. All Parties have received or have had made available to them all financial and other information they or their counsel considered necessary to make an informed judgment concerning this Standstill Agreement. Each Party has received independent legal advice, has conducted such investigation as he or his counsel thought appropriate, and has consulted with such other independent advisors as each of them and their counsel deemed appropriate, regarding this Standstill Agreement and their rights and asserted rights in connection therewith. None of the Parties is relying upon any representations or statements made by any other Party, or such other Party's employees, agents, representatives or attorneys, regarding this Standstill Agreement or its preparation except to the extent such representations are expressly set forth herein.

         (d) Successors . This Standstill Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns, and upon any corporation or other entity into or with which any Party hereto may merge, combine or consolidate (provided that the Party is the survivor in such merger, combination or consolidation).

         (e) Governing Law . This Standstill Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to the conflict of laws principles thereof.

         (f) Amendment and Waiver . No waiver or amendment of any other provision hereof shall be effective as against any Party unless such Party agrees to such amendment or waiver in writing.

         (g) Authority . Each person executing this Standstill Agreement represents that he or it has read and fully understands this Standstill Agreement and that he or it has the authority to execute this Standstill Agreement in his individual capacity or in the capacity identified on the signature page below.

         (h) Notices . All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses set forth on Exhibit A (or at



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such other address for a party as shall be specified in a notice given in accordance with this paragraph). Each such notice, request, claim, demand or other communication shall be effective (i) if given by telecopy transmission, when such transmission to the telecopy number specified in Schedule 7(h) hereto has been made and the appropriate electronic confirmation that the entire communication has been received by the recipient equipment has been received by the sender or (ii) if given by any other means, when actually received at the address specified in this paragraph; provided, in each case, that a notice given other than during normal business hours or on a day other than on a business day at the place of receipt shall not be effective until the opening of business on the next business day at the place of receipt.

         (i) Specific Performance . Each of the Parties acknowledges and agrees that irreparable harm would occur if any provision of this Standstill Agreement were not performed in accordance with the terms thereof, or were otherwise breached, and that such harm could not be remedied by an award of money damages. Accordingly, the Parties hereto agree that any non-breaching party shall be entitled to an injunction to prevent breaches of this Standstill Agreement and to enforce specifically the terms and provisions hereof. More specifically, each of the Parties hereto hereby agrees that any action or proceeding brought under or to enforce any provision of this Standstill Agreement shall be commenced exclusively in the United States District Court for the Southern District of California and each Party hereto hereby consents to the personal jurisdiction of and venue in such United States District Court and agrees further that service of process or notice in any such action or proceeding shall be effective if given in the manner set forth in Section 7(h) hereof.

         (j) Counterparts . This Standstill Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (k) Effectiveness . This Standstill Agreement shall become effective on the Effective Date.

         (l) Severability . If one or more provisions of this Standstill Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Standstill Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         (m) Construction . The headings used herein are for reference only and shall not affect the construction of this Standstill Agreement.




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         (n) Auction Process . Arrowhead will be invited to participate as a bidder in the Auction Process, including as part of a group with Steel,on the same terms and conditions, including, terms and conditions relating to due diligence and discussions and contacts with financing sources, permitted for other bidders and, Arrowhead shall not, and shall cause its affiliates and associates not to, interfere with the Auction Process.

         (o) Arrowhead and its affiliates shall not have any liability to MICA and its affiliates pursuant to this Standstill Agreement, the Settlement Agreement or otherwise, for actions or omissions of Steel prior to or subsequent to the execution of this Standstill Agreement (so long as Arrowhead does not violate the terms of this Standstill Agreement); provided, however, that nothing contained herein shall constitute an admission by Arrowhead that Arrowhead has any liability for actions of Steel and its affiliates.


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         IN WITNESS WHEREOF, the Parties hereto have caused this Standstill
Agreement to be executed as of the date first above written.

                                   Medical Imaging Centers of America, Inc.

                                   By: /s/Robert S. Muehlberg
                                       ---------------------------------------
                                   Name:  Robert S. Muehlberg
                                   Its:   Chairman, Chief Executive Officer
                                          and President

                                   Arrowhead Holdings Corporation

                                   By: /s/James Beneson, Jr.
                                       ---------------------------------------
                                   Name:
                                   Its:

                                   /s/Keith R. Burnett

                                   -------------------------------------------
                                   Keith R. Burnett


                                   /s/Robert S. Muehlberg

                                   -------------------------------------------
                                   Robert S. Muehlberg

                                   /s/Denise L. Sunseri

                                   -------------------------------------------
                                   Denise Sunseri

                                   /s/Robert G. Ricci

                                   -------------------------------------------
                                   Robert G. Ricci

                                                                      Schedule 1

                     Beneficial Ownership of MICA Securities

Arrowhead and its affiliates are the beneficial owners of 130,680 shares of Common Stock.

                                                                   Schedule 7(h)

                               Notice Information

If to:                        Medical Imaging Centers of America, Inc.,

                              to:

                              Medical Imaging Centers of America, Inc.
                              9444 Farnham Street, Suite 100
                              San Diego, CA  92123
                              Attn: Chief Executive Officer
                              Telephone:      (619) 560-0110
                              Telecopy:       (619) 560-4575

                              with copies to:

                              Latham & Watkins
                              701 "B" Street, Suite 2100
                              San Diego, CA  92101-8197
                              Attn:  Scott Wolfe, Esq.
                              Telephone:      (619) 236-1234
                              Telecopy:       (619) 696-7419

                              Fried, Frank, Harris, Shriver & Jacobson
                              One New York Plaza
                              New York, NY  10004
                              Attn:  Paul M. Reinstein, Esq.
                              Telephone:      (212) 859-8156
                              Telecopy:       (212) 859-4000

If to:                        Arrowhead Holdings Corporation

                              to:

                              Arrowhead Holdings Corporation
                              8221 Brecksville Road
                              Brecksville, OH  44141
                              Attn:  John Curci

                              Telephone:
                              Telecopy:

                              with a copy to:

                              Klehr, Harrison, Harvey, Branzburg & Ellers
                              1401 Walnut Street
                              Philadelphia, PA  19102
                              Attn:  Mort Branzburg, Esq.
                              Telephone:  (215) 569-3007
                              Telecopy:  (215) 568-6603